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                        AMENDMENT TO EMPLOYMENT AGREEMENT

     Amendment dated November 20, 2003 to Employment Agreement dated as of December 1, 2000 between InKine Pharmaceutical Company, Inc. a New York corporation ("Employer") and Martin Rose, M.D., J.D. ("Employee").

     Employer and Employee are party to the Employment Agreement referred to above (the "Agreement"). The Employer and Employee have agreed to certain changes to the Agreement, specifically changes with respect to base compensation and severance.

     NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, Employer and Employee hereby agree as follows:

     1. The first sentence of Section 1.5 of the Agreement is hereby amended to substitute "$243,000" for "$225,000."

     2. Section 1.7(c) shall be inserted and the Agreement shall be amended to read, in its entirety, as follows:

          "(c) the Employer shall continue to provide health insurance benefits comparable to such benefits in effect at the date of termination for a period of twelve (12) months from the date of such termination."

     3. Except as set forth above, the Agreement shall remain in full force and effect as currently written.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Employment Agreement as of the date first above written.

                       INKINE PHARMACEUTICAL COMPANY, INC.

                       By: /S/ Leonard S. Jacob, M.D., Ph.D.
                           --------------------------------
                           Leonard S. Jacob, M.D., Ph.D.
                           Chairman and Chief Executive Officer


                       MARTIN ROSE, M.D., J.D.

                       /s/ Martin Rose, M.D., J.D.
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